Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

BETA BIONICS, INC.

The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

ARTICLE 1. NAME

The name of this corporation is Beta Bionics, Inc. (the “Corporation”). The registered office of the corporation in the State of Delaware is located at 131 Continental Drive, Suite 301, Newark, Delaware 19713-4323, and the name of the registered agent of the Corporation in the State of Delaware at such address is Incorp Services, Inc.

ARTICLE 2. PURPOSE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “General Corporation Law”).

ARTICLE 3. AUTHORIZED CAPITAL

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 6,000,000 shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), (ii) 65,000,000 shares of Class B Common Stock, $0.0001 par value per share (“Class B Common Stock”), (iii) 100,000 shares of Class C Common Stock, $0.0001 par value per share (“Class C Common Stock” and, together with the Class A Common Stock and Class B Common Stock, the “Common Stock”), (iv) 500,000 shares of Series A Preferred Stock, $0.0001 par value per share (“Series A Preferred Stock”), (v) 500,000 shares of Series A-2 Preferred Stock, $0.0001 par value per share (“Series A-2 Preferred Stock”), (vi) 4,200,000 shares of Series B Preferred Stock, $0.0001 par value per share (“Series B Preferred Stock”), (vii) 4,000,000 shares of Series B-2 Preferred Stock, $0.0001 par value per share (“Series B-2 Preferred Stock”), (viii) 5,127,250 shares of Series C Preferred Stock, $0.0001 par value per share (“Series C Preferred Stock”), and (ix) 12,107,140 shares of Series D Preferred Stock, $0.0001 par value per share (“Series D Preferred Stock” and, and, together with the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the “Preferred Stock”).

ARTICLE 4. RIGHTS, PREFERENCES, PRIVILEGES

AND RESTRICTIONS OF CAPITAL STOCK

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

The Common Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting for Class A Common Stock and Class B Common Stock. The holders of the Class A Common Stock are entitled to one vote for each share of Class A Common Stock, and the holders of the Class B Common Stock are entitled to one vote for each share of Class B Common Stock held at as of the applicable record date for each meeting of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (this “Certification of Incorporation”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. Except as set forth in Section 3(b) of Part B of Article 4, Class A Common Stock and Class B Common Stock shall vote together as a single class (together, the “Voting Common Stock”). The number of authorized shares of Common Stock (including any of the Class A Common Stock, Class B Common Stock or Class C Common Stock) may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3. No Voting Rights and No Notice Rights for Class C Common Stock. The holders of Class C Common Stock shall not have the right to vote on any matter submitted to a vote of the Corporation’s stockholders, whether at a meeting of stockholders or otherwise. The holders of Class C Common Stock shall not have the right to receive notice of any meeting (unless required by law), vote or request for unanimous consent by the Corporation’s holders of stock with voting rights. In all other respects, Class C Common Stock shall be identical to Common Stock.

B. PREFERRED STOCK.

The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” in this Part B of Article 4 refer to sections of this Part B of Article 4.

1. Dividends. The Series D Preferred Stock, prior and in preference to any declaration or payment of any other dividend, shall be entitled to a non-cumulative dividend of four percent of the “Series D Original Issue Price” (as defined below), the Series A Preferred Stock and Series A-2 Preferred Stock shall be entitled to a noncumulative dividend of four percent of the applicable Original Issue Price (as defined below), and the Series B Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock shall be entitled to a noncumulative dividend of two percent of the applicable Original Issue Price, in each case, per year, out of any funds and assets legally available therefor, if, when and as declared by the Board on a pari passu basis prior and in preference to any declaration or payment of any other dividends (including dividends on the Common Stock) (collectively, the “Annual Dividend”). The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to the applicable Annual Dividend plus (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the applicable Original Issue Price; provided, however, that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Series A Original Issue Price” shall mean $10.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series A-2 Original Issue Price” shall mean $10.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Preferred Stock. The “Series B Original Issue Price” shall mean $15.02 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series B-2 Original Issue Price” shall mean $16.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-2 Preferred Stock. The “Series C Original Issue Price” shall mean $13.89859 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series D Original Issue Price” shall mean $8.40 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. The term “Original Issue Price” shall refer to the Series A Original Issue Price, the Series A-2 Original Issue Price, the Series B Original Issue Price, the Series B-2 Original Issue Price, the Series C Original Issue Price or the Series D Original Issue Price, or all of them, as applicable.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a) Preferential Payments to Holders of Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a “Deemed Liquidation Event” (as defined below), the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the “Available Proceeds” (as defined below), as applicable, before any payment shall be made to the holders of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series D Original Issue Price, plus any dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this Section 2(a), the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series D Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares of Series D Preferred Stock were paid in full.

(b) Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of the Series D Liquidation Amounts required to be paid to the holders of shares of Series D Preferred Stock pursuant to Section 2(a) above, the holders of shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to be paid out of the remaining assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to be paid out of the remaining consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable, in each case on a pari passu basis, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable Original Issue Price, plus any dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all shares of such series of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”, “Series A-2 Liquidation Amount”, “Series B Liquidation Amount”, “Series B-2 Liquidation Amount”, or “Series C Liquidation Amount,” as applicable, and, collectively, the “Series A, B and C Liquidation Amounts” and together with the Series D Liquidation Amount, the “Liquidation Amounts”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Section 2(b), the holders of shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock were paid in full.

(c) Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Liquidation Amounts required to be paid to the holders of shares of Preferred Stock pursuant to Sections 2(a) and 2(b) above, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Preferred Stock pursuant to Sections 2(a) and 2(b) or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Common Stock pro rata based on the number of shares held by each such holder.

(d) Deemed Liquidation Events.

(i) Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless both (a) the holders of a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class, which majority shall include at least one of the “Lead Investors” (as such term is defined in that certain Series D Preferred Stock and Warrant Purchase Agreement dated on or around August 23, 2023, by and among the Beta Bionics, Inc. and the Purchasers party thereto) (the “Requisite Series D Majority”), and (b) the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (together with the Requisite Series D Majority, the “Requisite Holders”), elect otherwise by written notice sent to the Corporation at least five days prior to the effective date of any such event:

(1) a merger, consolidation or share exchange in which (A) the Corporation is a constituent party or (B) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation, or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

(2) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

(3) the Corporation’s outstanding shares of capital stock being exchanged for or otherwise converted into securities that are publicly listed on a securities exchange (the “Public Shares”) through a merger, acquisition, business combination, or similar transaction, in each case with a vehicle commonly known as a special purpose acquisition company (i.e., a blank check company with no operations) (a “SPAC Transaction”), other than a Qualified SPAC Transaction. A “Qualified SPAC Transaction” means a SPAC Transaction where (i) the aggregate value of the Public Shares received (as set forth in the transaction agreement for the SPAC Transaction) with respect to each share of Series D Preferred Stock (or the Common Stock issuable upon conversion of one share of Series D Preferred) at such closing is equal to at least $7.41177 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), (ii) the public company surviving or resulting from the SPAC Transaction has available cash immediately after the consummation of the SPAC Transaction of at least $75,000,000 in the aggregate (which may include the proceeds of a private investment in public equity, or PIPE, transaction that is substantially contemporaneous with or conditioned on the SPAC Transaction), and (iii) the Public Shares are listed for trading on the Nasdaq Stock Market’s National Market or the New York Stock Exchange.

(ii) Effecting a Deemed Liquidation Event.

(1) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 2(d)(i)(1)(A) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated to the holders of capital stock of the Corporation in accordance with Sections 2(a), 2(b) and 2(c).

(2) In the event of a Deemed Liquidation Event referred to in Sections 2(d)(i)(1)(B), 2(d)(i)(2) or 2(d)(i)(3), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 30 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 30th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right), pursuant to the terms of the following clause, to require the redemption of such shares of Preferred Stock, and (ii) unless the Requisite Holders request otherwise in a written instrument delivered to the Corporation, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 60th day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at the applicable Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall first ratably redeem each holder’s shares of Series D Preferred Stock to the fullest extent of such Available Proceeds, and second, to the extent there are Available Proceeds remaining, shall ratably redeem each holder’s shares of Series A Preferred Stock and/or Series A-2 Preferred Stock and/or Series B Preferred Stock and/or Series B-2 Preferred Stock and/or Series C Preferred Stock, as applicable, to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Section 2(d)(ii)(2), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

(3) Amount Deemed Paid or Distributed. If the amount deemed paid or distributed under this Section 2(d) is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows: (a) for securities not subject to investment letters or other similar restrictions on free marketability, (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30 day period ending three days prior to the closing of such transaction; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30 day period ending three days prior to the closing of such transaction; or (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board; and (b) the method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

(iii) Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Section 2(d)(i)(1)(A) or 2(d)(i)(1)(B), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement (or other applicable agreement) shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2(a), 2(b) and 2(c) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2(a), 2(b) and 2(c) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2(d)(iii), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration. For the avoidance of doubt, the Liquidation Amounts shall not be decreased (i) irrespective of whether any Additional Consideration is forfeited or (ii) irrespective of whether any Additional Consideration is paid to holders of Common Stock.

3. Voting.

(a) General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class B Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Class A Common Stock and Class B Common Stock as a single class and on an as-converted to Common Stock basis.

(b) Election of Directors. (i) The holders of record of the shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect five directors of the Corporation (the “Series D Directors”); (ii) the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation; and (iii) the holders of record of the shares of Series B Preferred Stock and Series B-2 Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled to elect one director of the Corporation; and (iv) the holders of record of the shares of Class A Common Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Section 3(b), then any directorship not so filled shall remain vacant until such time as the holders of Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Voting Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class on an as converted to Common Stock basis, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or classes or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 3(b), a vacancy in any directorship filled by the holders of any class or classes or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or classes or series pursuant to this Section 3(b).

(c) Preferred Stock Protective Provisions. At any time when any shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, consolidation, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of this Certificate of Incorporation or the Amended and Restated Bylaws of the Corporation (the “Bylaws”) in a manner that adversely affects the powers, preferences or rights of the holders of any series of Preferred Stock;

(ii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the existing classes or series of Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of any series or class of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock of the Corporation unless the same ranks junior to the existing classes or series of Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

(iii) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with any class or series of the Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the existing classes or series of Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock or Series D Preferred Stock in respect of any such right, preference or privilege;

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (1) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (2) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, or (3) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

(v) create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $1,000,000;

(vi) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(vii) enter into any transaction with any affiliate of the Corporation or any individual in the role of senior management of the Corporation, except for compensatory agreements entered into in the ordinary course of business, or enter into any transaction with a private company in which any individual in the role of senior management of the Corporation holds a seat on the board of directors or has at least one percent of the outstanding equity; or

(viii) change the business in which the Corporation is presently engaged.

(d) Series A Preferred Stock Protective Provisions. At any time when at least 250,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, consolidation, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock;

(ii) create, or authorize the creation of, any additional class or series of capital stock that ranks senior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock that ranks senior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, for the avoidance of doubt, nothing in this Certificate of Incorporation shall prevent the Board from creating, or authorizing the creation of, any additional class of Common or Preferred Stock that ranks junior or pari passu to Series A Preferred Stock;

(iii) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege;

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) redemptions of the Preferred Stock as expressly authorized herein or (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof; or

(v) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, provided, however, that this protective provision will terminate upon the termination of the rights set forth in Section 4(d).

(e) Series A-2 Preferred Stock Protective Provisions. At any time when at least 250,000 shares of Series A-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment merger, share exchange, recapitalization, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A- 2 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A-2 Preferred Stock;

(ii) create, or authorize the creation of, any additional class or series of capital stock that ranks senior to the Series A-2 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A-2 Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock that ranks senior to the Series A-2 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, for the avoidance of doubt, nothing in this Certificate of Incorporation shall prevent the Board from creating, or authorizing the creation of, any additional class of Common or Preferred Stock that ranks junior or pari passu to Series A- 2 Preferred Stock;

(iii) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A-2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A-2 Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A-2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A-2 Preferred Stock in respect of any such right, preference or privilege;

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) redemptions of the Preferred Stock as expressly authorized herein or (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any-subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof; or

(v) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, provided, however, that this protective provision will terminate upon the termination of the rights set forth in Section 4(d).

(f) Series B Preferred Stock Protective Provisions. At any time when at least 100,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock;

(ii) create, or authorize the creation of, any additional class or series of capital stock that ranks senior or pari passu to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series B Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock that ranks senior or pari passu to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, for the avoidance of doubt, nothing in this Certificate of Incorporation shall prevent the Board from creating, or authorizing the creation of, any additional class of Common or Preferred Stock that ranks junior to Series B Preferred Stock;

(iii) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu to the Series B Preferred Stock in respect of any such right, preference or privilege;

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) redemptions of the Preferred Stock as expressly authorized herein or (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

(v) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, provided, however, that this protective provision will terminate upon the termination of the rights set forth in Section 4(d);

(vi) increase or decrease the number of authorized shares of Series B Preferred Stock; or

(vii) increase or decrease the number of authorized directors constituting the Board, change the number of votes entitled to be cast by any director or directors on any matter, or adopt any provision inconsistent with Article 6.

(g) Series B-2 Preferred Stock Protective Provisions. At any time when at least 100,000 shares of Series B-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-2 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B-2 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B-2 Preferred Stock;

(ii) create, or authorize the creation of, any additional class or series of capital stock that ranks senior or pari passu to the Series B-2 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series B-2 Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock that ranks senior or pari passu to the Series B-2 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, for the avoidance of doubt, nothing in this Certificate of Incorporation shall prevent the Board from creating, or authorizing the creation of, any additional class of Common or Preferred Stock that ranks junior to Series B-2 Preferred Stock;

(iii) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series B-2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B-2 Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B-2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu to the Series B-2 Preferred Stock in respect of any such right, preference or privilege;

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) redemptions of the Preferred Stock as expressly authorized herein or (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

(v) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, provided, however, that this protective provision will terminate upon the termination of the rights set forth in Section 4(d);

(vi) increase or decrease the number of authorized shares of Series B- 2 Preferred Stock; or

(vii) increase or decrease the number of authorized directors constituting the Board, change the number of votes entitled to be cast by any director or directors on any matter, or adopt any provision inconsistent with Article 6.

(h) Series C Preferred Stock Protective Provisions. At any time when at least 100,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series C Preferred Stock;

(ii) create, or authorize the creation of, any additional class or series of capital stock that ranks senior or pari passu to the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series C Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock that ranks senior or pari passu to the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, for the avoidance of doubt, nothing in this Certificate of Incorporation shall prevent the Board from creating, or authorizing the creation of, any additional class of Common or Preferred Stock that ranks junior to Series C Preferred Stock;

(iii) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu to the Series C Preferred Stock in respect of any such right, preference or privilege;

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) redemptions of the Preferred Stock as expressly authorized herein or (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

(v) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock;

(vi) increase or decrease the number of authorized shares of Series C Preferred Stock;

(vii) consummate a sale of shares of Common Stock to the public in an initial firm-commitment underwritten public offering (“IPO”) pursuant to an effective registration statement under the under the Securities Act of 1933, as amended (the “Securities Act”) that is not a “Qualified IPO” (as defined below);

(viii) consummate a SPAC Transaction that is not a Qualified SPAC Transaction;

(ix) increase or decrease the number of authorized directors constituting the Board, change the number of votes entitled to be cast by any director or directors on any matter, or adopt any provision inconsistent with Article 6; or

(x) create, adopt, amend, terminate or repeal any equity (or equity- linked) compensation plan or amend or waive any of the terms of any option or other grant pursuant to any such plan.

(i) Series D Preferred Stock Protective Provisions. At any time when at least 200,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Requisite Series D Majority, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event (other than a IPO or SPAC Transaction), or effect any other transaction or series of related transactions in which a person and/or entity, or a group of related persons and/or entities, acquires from stockholders of the Corporation capital stock of the Corporation representing a majority of the outstanding voting power of the Corporation (other than an IPO or SPAC Transaction), in each case unless the per share consideration received by the holders of shares of Series D Preferred Stock is at least $9.88236 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization);

(ii) waive (1) the liquidation preference set forth in Section 2(a) with respect to the Series D Preferred Stock, (2) the treatment of any transaction as a Deemed Liquidation Event as set forth in Section 2(d) with respect to the rights of the Series D Preferred Stock, or (3) the anti- dilution adjustments set forth in Section 4(d)(iv) of this Certificate of Incorporation with respect to the Series D Preferred Stock.

(iii) amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series D Preferred Stock;

(iv) create, or authorize the creation of, any additional class or series of capital stock that ranks senior or pari passu to the Series D Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series D Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock that ranks senior or pari passu to Series D Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, for the avoidance of doubt, nothing in this Certificate of Incorporation shall prevent the Board from creating, or authorizing the creation of, any additional class of Common or Preferred Stock that ranks junior to Series D Preferred Stock;

(v) (1) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D Preferred Stock in respect of any such right, preference, or privilege or (2) reclassify, alter or amend any existing security of the Corporation that is junior to the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu to the Series D Preferred Stock in respect of any such right, preference or privilege;

(vi) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (1) redemptions of the Preferred Stock as expressly authorized herein or (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

(vii) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock;

(viii) increase or decrease the number of authorized shares of Series D Preferred Stock;

(ix) consummate an IPO pursuant to an effective registration statement under the under the Securities Act that is not a Qualified IPO;

(x) consummate a SPAC Transaction that is not a Qualified SPAC Transaction;

(xi) increase or decrease the number of authorized directors constituting the Board, change the number of votes entitled to be cast by any director or directors on any matter, or adopt any provision inconsistent with Article 6; or

(xii) create, adopt, amend, terminate or repeal any equity (or equity- linked) compensation plan or amend or waive any of the terms of any option or other grant pursuant to any such plan.

(j) Super Majority Protective Provisions. At any time when any shares of Voting Common Stock or Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, share exchange, recapitalization, reclassification or otherwise, do the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 60% of the then outstanding shares of Voting Common Stock and Preferred Stock, voting together as a single class, on an as-converted to Common Stock basis, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event (other than a IPO or SPAC Transaction), or effect any other transaction or series of related transactions in which a person and/or entity, or a group of related persons and/or entities, acquires from stockholders of the Corporation capital stock of the Corporation representing a majority of the outstanding voting power of the Corporation (other than an IPO or SPAC Transaction).

4. Optional Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert.

(i) Conversion Ratio. Each share of Preferred Stock (other than the Series D Preferred Stock) shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class B Common Stock as is determined by dividing the applicable Original Issue Price by the applicable “Conversion Price” (as defined below) in effect at the time of conversion. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class B Common Stock as is determined by dividing $4.94118 by the “Series D Conversion Price” (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $8.0055. The “Series A-2 Conversion Price” shall initially be equal to $8.0055. The “Series B Conversion Price” shall initially be equal to $10.63084. The “Series B-2 Conversion Price” shall initially be equal to $11.11989. The “Series C Conversion Price” shall initially be equal to $10.37275. The “Series D Conversion Price” shall initially be equal to $4.94118. The “Conversion Price” shall refer to either the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series B-2 Conversion Price, the Series C Conversion Price or the Series D Conversion Price, or all of them, as applicable. Such Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(ii) Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock, provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Sections 2(a), 2(b) and 2(c) to holders of Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c) Mechanics of Conversion.

(i) Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (1) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (2) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (1) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (2) pay in cash such amount as provided in Section 4(b) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion, and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

(ii) Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

(iii) Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 4(b) and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

(iv) No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(v) Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Article 4, the following definitions shall apply:

(1) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than the following shares of Common Stock and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively, “Exempted Securities”): (A) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock; (B) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 4(e), 4(f), 4(g) or 4(h); (C) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Corporation’s Board of Directors (the “Board of Directors”) including a majority of the Series D Directors; (D) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; (E) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors including a majority of the Series D Directors; (F) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers as consideration for the provision of goods or services pursuant to transactions approved by the Board of Directors including a majority of the Series D Directors; (G) shares of Common Stock, Options or Convertible Securities issued as consideration for sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors including a majority of the Series D Directors; or (H) shares of Preferred Stock and Options issued pursuant to the Series D Preferred Stock Agreement among Beta Bionics, Inc. and the other parties thereto dated on or about the Original Issue Date.

(2) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(3) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(4) “Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock was issued.

(ii) No Adjustment of Conversion Price.

(1) No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(2) No adjustment in the Series A-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series A-2 Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(3) No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(4) No adjustment in the Series B-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series B-2 Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(5) No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(6) No adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Series D Majority agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(iii) Deemed Issue of Additional Shares of Common Stock.

(1) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 4(d)(iv), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (2) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the applicable Conversion Price pursuant to the terms of Section 4(d)(iv) (either because the consideration per share (determined pursuant to Section 4(d)(v)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (A) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (B) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4(d)(iii)(1)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the applicable Conversion Price pursuant to the terms of Section 4(d)(iv), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price provided for in this Section 4(d)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section 4(d)(iii). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the applicable Conversion Price that would result under the terms of this Section 4(d)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)), without consideration or for a consideration per share less than the Series D Conversion Price in effect immediately prior to such issuance or deemed issuance, then the applicable Conversion Price of each series of Preferred Stock shall be reduced, concurrently with such issuance or deemed issuance, to a price (calculated to the nearest one-hundredth of a cent), (1) with respect to the Series D Preferred Stock, to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.001 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued, and (2) with respect to the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock, determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(1) “CP2” shall mean the applicable Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;

(2) “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(3) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(4) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(5) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(v) Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property. Such consideration shall: (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest; (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing: (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the applicable Conversion Price pursuant to the terms of Section 4(d)(iv) and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance then, upon the final such issuance, such Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(f) as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(h) Adjustment for Merger or Reorganization. Subject to the provisions of Section 2(d), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4(d), 4(e), 4(f) or 4(g)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. For the avoidance of doubt, nothing in this Section 4(h) shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Section 4(h) be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.

(i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

(j) Notice of Record Date. In the event:

(i) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (1) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (2) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

(a) Trigger Events. Upon either (i) the closing of the sale of Common Stock to the public at a price per share of at least $7.41177 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $75,000,000 of gross proceeds to the Corporation and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market or the New York Stock Exchange (a “Qualified IPO”), (ii) the closing of a Qualified SPAC Transaction, or (iii) the date and time, or the occurrence of an event, specified by vote or written consent of (1) the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, and (2) the Requisite Series D Majority (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then all outstanding shares of Preferred Stock shall automatically be converted into shares of Class B Common Stock at the then effective conversion rate as calculated pursuant to Section 4(a)(i) and such shares may not be reissued by the Corporation.

(b) Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5(a), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5(b). As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (i) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (ii) pay cash as provided in Section 4(b) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption, conversion or acquisition.

7. Waiver. Except as otherwise set forth herein, any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of such series of Preferred Stock then outstanding.

8. Notices. Any notice required or permitted by the provisions of this Article 4 to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

ARTICLE 5. RESTRICTIONS ON TRANSFER

There shall be no restrictions imposed by this Certificate of Incorporation upon the transfer of shares of stock of any class.

ARTICLE 6. OTHER PROVISIONS

Other lawful provisions are as follows.

A. BYLAWS

Subject to any additional vote required by this Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

B. BOARD OF DIRECTORS

Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation, however, at no time shall the number of directors of the Corporation be less than three or more than ten. Each director shall be entitled to one vote on each matter presented to the Board.

C. ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

D. MEETINGS OF STOCKHOLDERS

Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

E. LIMITATION OF DIRECTOR LIABILITY

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Part E of Article 6 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Part E of Article 6 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

F. INDEMNIFICATION

The following indemnification provisions shall apply to the persons enumerated below.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Part F of Article 6, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Part F of Article 6 or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Part F of Article 6 is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law,

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non- director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

6. Non-Exclusivity of Rights. The rights conferred on any person by this Part F of Article 6 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws of the Corporation or any agreement, or pursuant to any vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust organization or other enterprise.

8. Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance; (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Part F of Article 6; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Part F of Article 6.

9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Part F of Article 6 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

G. EXCLUDED OPPORTUNITIES

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE 7. INCORPORATOR

The name and mailing address of the Sole Incorporator is Sean Saint, 11 Hughes, Irvine, California 92618.

IN WITNESS WHEREOF, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate of Incorporation and accordingly has executed this Certificate of Incorporation on August 30, 2024.

By:	/s/ Sean Saint
Sean Saint, Sole Incorporator

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